Exhibit 99.1

Media Advisory

TC PipeLines, LP Presents at the 2008 MLP Investor Conference

CALGARY, Alberta – May 21, 2008 – Mark Zimmerman, President of TC PipeLines, LP (NASDAQ: TCLP), will be presenting at the 2008 MLP Investor Conference in New York City on Thursday, May 22, 2008 at approximately 11:15 a.m. E T (9:15 a.m. MT). The investor presentation will include an overview of the Partnership’s performance, strategy and growth opportunities.

The presentation will be webcast live http://www.wsw.com/webcast/naptp/tclp/ and will also be available for replay on the TC Pipelines, LP website at www.tcpipelineslp.com. Interested parties will also be able to view the materials to be presented by visiting our website at www.tcpipelineslp.com/investor/presentations.html.

TC PipeLines, LP is a publicly traded limited partnership. TC PipeLines, LP has interests in more than 3,600 miles of federally regulated U.S. interstate natural gas pipelines, including Great Lakes Gas Transmission Limited Partnership (46.45 per cent ownership), Northern Border Pipeline Company (50 per cent ownership) and Tuscarora Gas Transmission Company (100 per cent ownership). Great Lakes is a 2,115-mile pipeline serving markets in Minnesota, Wisconsin, Michigan and eastern Canada. The 1,249-mile Northern Border Pipeline transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile pipeline system that transports natural gas from Oregon where it interconnects to TransCanada’s Gas Transmission Northwest System. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. TC PipeLines GP, Inc., also holds common units of TC PipeLines, LP. Common units of TC PipeLines, LP are quoted on the NASDAQ Stock Market and trade under the symbol “TCLP.” For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Note: All financial figures are in U.S. dollars.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This media advisory includes forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP (the “Partnership”).  Words such as “believes”, “expects”, “intends”, “forecasts”, “projects”, “goals”, and similar expressions, identify forward-looking statements.  All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events. The Partnership assumes no obligation to update any such forward-looking statement to reflect events or circumstances occurring after the date hereof.  Important factors that could cause actual results to materially differ from the Partnership's current expectations include: regulatory decisions, particularly those of the Federal Energy Regulatory Commission and the Securities and Exchange Commission, the ability of Great Lakes and Northern Border Pipeline to continue to make distributions at their current levels; the results of the Bison Pipeline Project Open Season and whether or not Northern Border proceeds with the project; our ability to identify and complete acquisitions, including acquisitions from TransCanada, of new assets and/or expansion projects related our existing assets;  supply of natural gas in the Western Canada sedimentary basin and in competing basins, such as the Rocky Mountains, future demand for natural gas, overcapacity in the industry, and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission, particularly the “Risk Factors” section included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent quarterly reports on Form 10-Q.

Media Inquiries:	Shela Shapiro/Cecily Dobson	(403) 920-7859 (800) 608-7859
Unitholder and Analyst Inquiries:	Myles Dougan investor_relations@tcpipelineslp.com	(877) 290-2772